UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act

Date of Report (Date of Earliest Event Reported): April 25, 2013

The X-Change Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

002-41703	90-0156146
(Commission File No.)	(IRS Employer ID Number)

12655 North Central Expressway, Suite 1000 Dallas TX 75243
(Address of principal executive offices)

(719) 418-2286
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

Reengagement of S. W. Hatfield, CPA

On April 11, 2013, upon receipt of specific representations of the Company’s management and the management of dupetit Natural Products GmbH, the accounting firm of S. W. Hatfield, CPA agreed to accept an engagement to audit the Company’s financial statements as of and for the year ended December 31, 2012 with the express understanding that the appointment as auditor would cease concurrent with the filing of the Company’s Form 10-K for the year ended December 31, 2012.

The Company’s Board of Directors has accepted the engagement terms of S. W. Hatfield, CPA.

No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2011 and 2010) and from January 1, 2012 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.  For the years ended December 31, 2011 and 2010, and from January 1, 2012 through the date of this report, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided SWHCPA with a copy of the foregoing disclosure and requested SWHCPA to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of SWHCPA’s letter dated April 25, 2013 is attached as Exhibit 16.1 in this filing.

Item 9.01.                      Financial Statements and Exhibits.

Exhibits

16.1	Letter from S. W. Hatfield, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

The X-Change Corporation

Dated: April 25, 2013	By: /s/ Robert J. Kane
Robert J. Kane
President, Chairman and
Chief Executive Officer